Exhibit 99.1

CHARLES & COLVARD REPORTS FIRST QUARTER
FISCAL 2020 FINANCIAL RESULTS

- Revenue Growth of 15% Powered by 51% Increase in Finished Jewelry Sales -

- Double Digit Revenue Gain in Online Channels Segment from Direct-to-Consumer Success -

- charlesandcolvard.com Sales Up 31% Contributed to Robust Gross Margin of 49% -

- Increased Net Income Led to Fifth Consecutive Profitable Quarter -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

RESEARCH TRIANGLE PARK, N.C. – November 7, 2019 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, reported financial results for the quarter ended September 30, 2019 (“First Quarter Fiscal 2020”), including net sales of $7.6 million and net income of $207,000, or $0.01 earnings per diluted share.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “We have started our new fiscal year with encouraging momentum on the top and bottom-line. Our double-digit revenue growth showed strength across our omni-channel distribution network, with a 20% increase in our Online Channels segment. This traction translated into a 51% increase in finished jewelry net sales. This is a testament to the success of our direct-to-consumer strategy that builds on our brand equity and our continually expanding range of beautiful products. We also continue to expand our global customer base, with 113% growth in cross-border trade from international customers transacting on our domestic website.”

“In fiscal 2020, we are laser-focused on five strategic initiatives: expansion of brand awareness, international sales reach, product evolution, enhanced customer experience and corporate social responsibility. We are committed to expanding the reach of our brand – both domestically and globally. We have evaluated a wide range of marketing data on our key customer targets – from overall brand impressions to social engagement, video views, display marketing performance, search engine marketing and more. We are using this analytical approach to target our digital marketing investments as we activate the funds raised in our recent equity offering. There is a lead time from creating awareness to customer purchasing, which is why our investment in these activities during the first quarter was critical as we head into the important holiday selling season,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Finalized public offering of common stock, raising gross proceeds of approximately $11.0 million from the sale of approximately 6.9 million shares;
•	Launched platinum jewelry and lab-created colored sapphires and rubies, introduced a line of tantalum men’s rings, and expanded moissanite gemstone offerings with new shapes including old European cuts, elongated cushions, rectangles, trapezoids, and existing shapes that are now available in expanded sizes;
•	Introduced enhanced customer loyalty program to encourage repeat buying;
•	Featured podcast interview with CEO, Suzanne Miglucci, on The Stock Podcast highlighting e-commerce, digital marketing, direct-to-consumer selling, and corporate social responsibility; and
•	Presented at annual LD Micro Big Apple Conference in New York City.

Financial Summary for First Quarter Fiscal 2020
(Quarter Ended September 30, 2019 Compared to Quarter Ended September 30, 2018)

•	Net sales were $7.6 million for the quarter, an increase of 15% compared with $6.6 million in the year-ago quarter.
•	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, third-party online marketplaces, drop-ship retail and other pure-play, exclusively e-commerce outlets, net sales increased 20% to $3.7 million, or 49% of total net sales for the quarter, compared with $3.1 million, or 47% of total net sales in the year-ago quarter.
•	In the Traditional segment, which consists of wholesale and retail customers, net sales increased 11% to $3.9 million, or 51% of total net sales for the quarter, compared with $3.5 million, or 53% of total net sales in the year-ago quarter.
•	Finished jewelry net sales were $3.9 million for the quarter, an increase of 51% compared with $2.6 million in the year-ago quarter.
•	Loose jewel net sales were $3.8 million for the quarter, a decrease of 7% compared with $4.0 million in the year-ago quarter.
•	Operating expenses were $3.6 million for the quarter, compared to $2.9 million in the year-ago quarter.
•	Net income for the quarter was $207,000, or $0.01 earnings per diluted share, compared with net income of $110,000, or $0.01 earnings per diluted share, in the year-ago quarter.

Financial Position

Cash, cash equivalents and restricted cash totaled $12.6 million at September 30, 2019, representing a decrease of $0.4 million from $13.0 million at June 30, 2019. The Company had no debt outstanding as of September 30, 2019. Total inventory was $36.0 million at September 30, 2019, compared with $33.7 million at June 30, 2019.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, November 7, 2019. Please note that there will be an accompanying slide presentation, which will be available in the Investor Relations section of the Charles & Colvard website at https://ir.charlesandcolvard.com/events.

A replay of this conference call will be available until November 14, 2019 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10135465. The call will also be available live and for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

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About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes luxury can be beautiful and conscientious. As an e-commerce driven business, the Company brings revolutionary gemstones and jewelry to market through the use of innovative technology and direct-to-consumer engagement. Charles & Colvard is the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina’s Research Triangle. For more information, please visit https://www.charlesandcolvard.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; the impact of the execution of our business plans on our liquidity; intense competition in the worldwide jewelry industry; the financial difficulties or insolvency of one or more of our major customers and their willingness and ability to market our products; our ability to fulfill orders on a timely basis; dependence on a limited number of distributor and retail partners in our Traditional segment; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; dependence on our exclusive supply agreement with Cree, Inc. for the supply of our silicon carbide crystals for the foreseeable future; inaccuracies in assumptions, estimates and data we use to calculate certain of our key operating metrics; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters and other events beyond our control on our operations; the pricing of precious metals, which is beyond our control; our current customers’ potential perception of us as a competitor in the finished jewelry business; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure or a failure to protect confidential information against security breaches; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate information on social media; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Jenny Kobin

Investor Relations

800-695-0650

IR@charlesandcolvard.com

-Financial Tables Follow-

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CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,
	2019	2018
Net sales	$7,608,421	$6,594,706
Costs and expenses:
Cost of goods sold	3,876,624	3,613,748
Sales and marketing	2,229,591	1,641,125
General and administrative	1,349,501	1,224,775
Total costs and expenses	7,455,716	6,479,648
Income from operations	152,705	115,058
Other income (expense):
Interest income	61,379	-
Interest expense	(142)	(346)
Loss on foreign currency exchange	(538)	(29)
Other expense	-	(13)
Total other income (expense), net	60,699	(388)
Income before income taxes	213,404	114,670
Income tax expense	(6,085)	(4,767)
Net Income	$207,319	$109,903

Net income per common share:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01

Weighted average number of shares used in computing net income per common share:
Basic	28,563,688	21,454,977
Diluted	29,222,936	21,658,516

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CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019 (unaudited)	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$12,243,719	$12,465,483
Restricted cash	356,191	541,062
Accounts receivable, net	2,000,613	1,962,471
Inventory, net	11,787,226	11,909,792
Prepaid expenses and other assets	1,408,993	989,559
Total current assets	27,796,742	27,868,367
Long-term assets:
Inventory, net	24,178,349	21,823,928
Property and equipment, net	1,013,308	1,026,098
Intangible assets, net	101,165	97,373
Operating lease right-of-use assets	883,832	-
Other assets	328,328	330,615
Total long-term assets	26,504,982	23,278,014
TOTAL ASSETS	$54,301,724	$51,146,381

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,563,460	$3,372,172
Operating lease liabilities	609,988	-
Accrued expenses and other liabilities	926,118	1,325,608
Total current liabilities	6,099,566	4,697,780
Long-term liabilities:
Noncurrent operating lease liabilities	632,038	-
Deferred rent	-	236,745
Accrued income taxes	498,917	492,832
Total long-term liabilities	1,130,955	729,577
Total liabilities	7,230,521	5,427,357
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 28,981,910 and 28,027,569 shares issued and outstanding at September 30, 2019 and June 30, 2019, respectively	54,342,864	54,342,864
Additional paid-in capital	25,633,007	24,488,147
Accumulated deficit	(32,904,668)	(33,111,987)
Total shareholders’ equity	47,071,203	45,719,024
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$54,301,724	$51,146,381

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CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$207,319	$109,903
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	124,637	108,216
Stock-based compensation	212,380	71,176
Recovery of uncollectible accounts	(28,000)	(312)
(Recovery of) Provision for sales returns	(31,000)	25,000
Provision for inventory reserves	23,000	49,000
Provision for (Recovery of) accounts receivable discounts	12,476	(2,936)
Changes in operating assets and liabilities:
Accounts receivable	8,382	(342,076)
Inventory	(2,254,855)	(977,889)
Prepaid expenses and other assets, net	(417,147)	(70,494)
Accounts payable	1,191,288	(77,942)
Deferred rent	-	(38,719)
Accrued income taxes	6,085	4,767
Accrued expenses and other liabilities	(278,041)	168,861
Net cash used in operating activities	(1,223,476)	(973,445)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(111,317)	(164,099)
Payments for intangible assets	(4,322)	(38,111)
Net cash used in investing activities	(115,639)	(202,210)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of offering costs	932,480	-
Proceeds from stock option exercises	-	2,251
Net cash provided by financing activities	932,480	2,251

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(406,635)	(1,173,404)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	13,006,545	3,393,186
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$12,599,910	$2,219,782

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$142	$346
Cash paid during the period for income taxes	$2,050	$4,748

Reconciliation to Condensed Consolidated Balance Sheets:	September 30, 2019	June 30, 2019
Cash and cash equivalents	$12,243,719	$12,465,483
Restricted cash	356,191	541,062
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$12,599,910	$13,006,545

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